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                                                                    Exhibit 21
                                                                    ----------


                     SUBSIDIARIES OF PACIFIC TELESIS GROUP


            Name                                 State of Incorporation
            ----                                 ----------------------

      Pacific Bell                                   California

      Pacific Bell Information Services              California

      Pacific Bell Directory                         California

      Nevada Bell                                    Nevada

      Location Technologies, Inc. *                  California

      Telesis Technologies Laboratory, Inc.          California

      PacTel Capital Funding                         California

      PacTel Capital Resources                       California

      AirTouch Communications *                      California

      AirTouch Cellular *                            California

      AirTouch Cellular of Nevada *                  Nevada

      AirTouch International *                       California

      AirTouch Paging *                              Nevada

      CalFront Associates                            California

      PacTel Re Insurance Company, Inc.              Hawaii

      Pacific Telesis - Washington                   California


      * These subsidiaries will be separated from the Corporation effective April 1, 1994 when the common stock of AirTouch Communications, which holds the subsidiaries marked by asterisks, is distributed to the Corporation's shareowners in a one-for-one stock distribution.